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                                                                    EXHIBIT 99.1

     CALIPER TECHNOLOGIES CORP. ANNOUNCES ACQUISITION OF ZYMARK CORPORATION STRENGTHENS AND EXPANDS COMMERCIAL INFRASTRUCTURE FOR MICROFLUIDIC AND
                         LABORATORY AUTOMATION PRODUCTS

MOUNTAIN VIEW, Calif., Jun 9, 2003 /PRNewswire-FirstCall via COMTEX/ -- Caliper Technologies Corp. (Nasdaq: CALP) today announced that it has entered into a definitive agreement to acquire Zymark Corporation, a privately-held, leading provider of laboratory automation, liquid handling and robotics solutions to the life sciences, biotechnology and pharmaceutical industries.

The acquisition will allow Caliper to leverage its rich microfluidic LabChip(R) technology and product discovery engine with Zymark's proven substantial commercial organization focused on laboratory automation. The acquisition will result in a state-of-the-art, comprehensive portfolio of laboratory automation products with a global commercial infrastructure to provide customers with highly innovative solutions for accelerating drug discovery and development in the life sciences, pharmaceutical and biotechnology industries.

Under the terms of the agreement, Caliper will purchase Zymark for approximately $57 million, subject to adjustment based on the amount of Zymark's cash, debt and certain other obligations at closing, and 3.15 million shares of Caliper common stock. The agreement also provides for a potential additional earn-out stock component of up to 1.575 million shares of Caliper stock if specified targets for sales of Zymark products are met in 2003 and 2004. Upon the closing of the acquisition, Zymark will become a wholly owned subsidiary of Caliper, and will continue to sell products under its own name. Caliper will acquire Zymark from The Berwind Company, LLC, the private diversified holding company that owns Zymark. The transaction is subject to customary closing conditions, including receipt of necessary regulatory approvals.

"We have been aggressively looking for a value-creating acquisition, as compelling as this one, that will drive the future success of our company and create significant benefit for our shareholders. Given Zymark's 2002 revenues of $65.4 million, we now have a target for Caliper to be profitable by year end 2005," said James L. Knighton, President and Chief Financial Officer. "This acquisition is expected to be immediately accretive to Caliper. Moreover, Zymark brings multiple benefits to our organization including valuable enrichment of our infrastructure, commercial strength, and complementary products and industry customers."

"The combination of Caliper and Zymark is an exciting and strategic move that allows for an immediate and broad commercial outlet for Caliper's microfluidic LabChip technology, while providing a product discovery growth engine for Zymark's strong commercial platform," said Michael Knapp, Ph.D., Chief Executive Officer of Caliper. "Caliper's and Zymark's extensive experience with the same customer base and complementary strengths in technology, new product development, sales and marketing will serve to strengthen Caliper's two-pronged business strategy of expanding its OEM new ventures channel distribution and its direct product sales and marketing programs."

Following completion of the acquisition, the new company's headquarters will be based in Hopkinton, Massachusetts. Zymark's CEO, Kevin Hrusovsky, will become the new Chief
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Executive Officer and join the Board of Directors. Michael Knapp will become
Chief Technical Officer. Jim Knighton will remain Chief Financial Officer of Caliper during the transition period. Dan Kisner will remain as Caliper's Chairman of the Board. In connection with the acquisition, Caliper will appoint one nominee of Berwind to Caliper's Board of Directors.

"We are very pleased by the prospect of Kevin Hrusovsky joining as Caliper's CEO and as a member of the board, leading the company to its next level of commercial potential," added Daniel L. Kisner, M.D., Chairman of Caliper's Board. "Kevin has followed Caliper for years and is a true proponent of the lab-on-a-chip vision, seeing it as one of the most important trends in applied sciences today. Prior to becoming president and CEO of Zymark, Kevin held senior-level positions at FMC Corporation and DuPont, where he quickly established an impressive track record of commercializing technologies, providing strategic vision for creating sustainable competitive value for diversified product lines, and cultivating extensive pharmaceutical and biotechnology relationships."

"The integration of Zymark's market-leading portfolio of liquid handling and automation solutions with Caliper's powerful suite of leading microfluidic technologies and LabChip expertise will further accelerate the drug discovery and development processes by offering customers substantial benefits in reducing hit to lead and lead to commercial drug development timelines," said Kevin Hrusovsky, President and CEO of Zymark. "I further believe that the integration of resources within our two companies will enable expansion of next-generation technologies into new customer segments and new markets, such as biological systems, proteomics and genomics research, genetic analysis, analytical biochemistry and diagnostics, ultimately benefiting industry, academia and the patient. With the completion of this transaction, I look forward to sharing my vision for Caliper and for current and expanded customer opportunities."

In connection with this acquisition, SG Cowen Securities Corporation acted as advisors to Caliper Technologies and J.P. Morgan Securities Inc. acted as advisors to Berwind.

Conference Call Information

Caliper will webcast its conference call today at 10:30 A.M. EDT (7:30 A.M.
PDT). Participants should visit the following address (www.companyboardroom.com) several minutes prior to the call and follow the instructions provided.

Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a recording of the call from June 9 through June 16, visit http://www.companyboardroom.com or the events page in the investor relations section of the Caliper website at http://www.calipertech.com. A recording of the call can also be accessed from June 9 through June 16 by dialing 800-642-1687 and using the reservation number 1208621. International callers can access the playback by dialing 706-645-9291 and using the same reservation number.

About Caliper

Caliper Technologies is a leader in microfluidic lab-on-a-chip technology. Caliper's two-pronged business strategy includes high-value product development, manufacturing and direct sales and


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marketing programs, as well as the expansion of OEM channel partners to leverage and advance its innovative LabChip technology and systems. Caliper designs, manufactures and commercializes LabChip devices and systems that enable experiments that ordinarily require laboratories full of equipment and people to be conducted on a chip. The chip contains a network of microscopic channels through which fluids and chemicals are moved in order to perform the experiment. The LabChip system is designed to streamline and accelerate laboratory experimentation and has potential applicability in a broad range of industries including pharmaceuticals, agriculture, chemicals and diagnostics. Over 1,800 instruments deploying LabChip technology have been shipped to customers and Caliper has built a leading intellectual property estate in microfluidic technology. For more information, please visit Caliper's web site at www.calipertech.com.

About Zymark Corporation

Zymark Corporation, a pioneer and world-wide leader in the field of laboratory automation and robotics, has designed and installed over 2,700 robotic systems and thousands of workstation-based automation products for use in the research and analytical laboratory environment. The Hopkinton, Massachusetts-based manufacturer provides products and services to a multitude of high profile companies in the pharmaceutical, biotechnology, chemical, agriculture, and food industries worldwide. For more information, please visit Zymark's web site at www.zymark.com

The statements in this press release regarding the anticipated benefits to be obtained by Caliper from the acquisition of Zymark and the expectation that the acquisition will enable Caliper to become profitable by the end of 2005 are forward-looking statements. These forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in these forward-looking statements. Factors that could affect these forward-looking statements include: the potential failure of Caliper or Zymark to satisfy the closing conditions for the acquisition, including obtaining regulatory approval, which could cause the acquisition not to close; the combined companies may experience unanticipated difficulties in the integration of their operations and personnel, which could delay or prevent the realization of the expected benefits from the combination; the current economic environment may not improve, or may deteriorate, which would affect the demand for the products of the combined companies; and the risk that customers may not perceive the benefits of the combined product offerings to be the same as Caliper believes. These and other risks related to Caliper are detailed in Caliper's Annual Report on Form 10-K filed with the SEC dated March 28, 2003. Caliper expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statements in this release.

NOTE: LabChip is a registered trademark of Caliper Technologies Corp.

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